Filed pursuant to Rule 424(b)(3)

Registration No. 333-255920

PROSPECTUS

$75,000,000

Senior Debt Securities

Subordinated Debt Securities

Common Shares

Warrants

Units

Rare Element Resources Ltd. (the “Company,” “we,” “us,” or “our”) may offer and sell from time to time our senior and subordinated debt securities; common shares, without par value; warrants to purchase any of the other securities that are described in this prospectus or any prospectus supplement hereto; or securities that may be convertible into or exchangeable for other securities of the Company covered hereby, or units comprised of any combination thereof, for up to an aggregate offering price of $75 million, in one or more transactions.

We will provide specific terms of any offering of securities in one or more supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest.

We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from an offering of securities will be described in the prospectus supplement relating to that offering.

Our common shares trade on the OTCQB Venture Marketplace under the symbol “REEMF.” On May 18, 2021, the last reported sales price of our common shares on OTCQB Venture Marketplace was $1.73 per share. The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the securities covered by that prospectus supplement.

The securities offered in this prospectus involve significant risk. You should carefully consider the matters set forth in “Risk Factors” on page 10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on March 26, 2021 and incorporated by reference, in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2021.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS1

WHERE YOU CAN FIND MORE INFORMATION1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS3

OUR BUSINESS8

RISK FACTORS10

RATIO OF EARNINGS TO FIXED CHARGES11

USE OF PROCEEDS11

PLAN OF DISTRIBUTION11

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES12

DESCRIPTION OF COMMON SHARES19

DESCRIPTION OF WARRANTS21

DESCRIPTION OF UNITS21

LEGAL MATTERS22

EXPERTS22

As used in this prospectus, the terms the “Company,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Rare Element Resources Ltd. or to one or more of Rare Element Resources Ltd.’s subsidiaries or to Rare Element Resources Ltd. and its consolidated subsidiaries, taken as a whole.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the “Commission,” using a “shelf” registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through the “Investor Information” section of our website at www.rareelementresources.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)):

•Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC on March 26, 2021;

•the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2021 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 as filed with the SEC on May 7, 2021;

•Current Report on Form 8-K filed with the SEC on January 25, 2021; and

•the description of our common shares set forth in our registration statement on Form 8-A filed on August 17, 2010, which incorporates by reference the description of our common shares set forth in our registration statement on Form 20-F filed on November 17, 2009, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

Rare Element Resources Ltd.

Attention: Corporate Secretary

P.O. Box 271049

Littleton, Colorado 80127

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditures, and exploration and development efforts. Words such as “anticipates,” “expects,” “intends,” “forecasts,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and similar expressions (including negative and grammatical variations) tend to identify forward-looking statements.

Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, intentions, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates” or “intends,” or stating that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. These forward-looking statements relate to, among other things:

•the  impact of the COVID-19 pandemic (“COVID-19”) on (i) our business operations, (ii) our ability to raise capital, obtain licenses and permits, and to timely complete pilot plant test work, (iii) rare earth element prices, (iv) our near-term plans to construct and operate a planned demonstration plant, (v) our longer-term plans to construct and operate a full-scale mine and separation plant;

•anticipated losses in the operation of our business until such time, which may not occur in the foreseeable future or at all, as commercial production by us of rare earth elements has commenced;

•our ability to fund anticipated losses in the operation of our business until commercial production, which may not occur in the foreseeable future or at all, is achieved;

•the pursuit of potential financing and strategic alternatives including U.S. government funds;

•expectations regarding the ability to raise capital or secure additional strategic or joint venture partners in order to advance the Bear Lodge rare earth elements project (“Bear Lodge REE Project”), including the planned demonstration plant;

•our ability to resume suspended operational and permitting activities successfully;

•our ability and the timing to obtain necessary permits and licenses, including project development, mining, beneficiation and processing permits and source material licenses;

•the cost and timing of our current and planned future piloting of our rare earth element recovery and separation processes;

•our ability to meet pre-award requirements for a potential U.S. Department of Energy (“DoE”) financial award to support the funding of our planned demonstration plant;

•our ability to raise additional capital to meet cost sharing obligations for a potential DoE financial award to initiate and complete a planned demonstration plant;

•the cost and timing of our planned demonstration plant, and the outcomes of the project to support our overall processing and separation of rare earth elements from our Bear Lodge REE Project or rare earth elements from other sources;

•our ability to license, permit, construct and operate a planned demonstration plant, or the cost or outcomes of its construction and operation;

•the estimated costs required to develop the planned demonstration plant and the Bear Lodge REE Project;

•the confirmation and piloting of our rare earth element recovery and separation technology and the ability to incorporate the technology with respect to a planned demonstration plant, the Bear Lodge REE Project or otherwise;

•our ability to arrange for services of third parties to demonstrate the recovery and separation of rare earth products;

•the narrowed focus or suspension of the Company’s near-term operational and permitting activities;

•expectations regarding the global supply and demand for rare earth elements (“REE”), including the potential impact of the Chinese-dominated market;

•the ability and timing to complete a future Feasibility Study (“FS”) on the Bear Lodge REE Project;

•the estimated operating and capital costs, including sustaining capital, associated with the separation and recovery of marketable rare earth elements using our proprietary technology or other processes;

•expectations regarding the support or hindrance of our objectives as a result of government policies and actions;

•future expenditures to comply with environmental and other laws and regulations;

•expectations as to the marketability and prices of rare earth product(s); and

•our potential status as a “passive foreign investment company” under U.S. tax laws.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:

•the impact of COVID-19, including risks associated with uncertainties relating to its ultimate spread, severity and duration, and related adverse effects on the global economy and financial markets, and the impact of COVID-19 on rare earth prices and on our business development and strategies;

•our history of losses and numerous uncertainties that could affect the profitability or feasibility of our Bear Lodge REE Project and strategy;

•our lack of production from our mineral properties;

•our proprietary, patented and patent-pending, rare earth recovery and separation technology encountering infringement, unforeseen problems, or unexpected costs in development, deployment or scaling up to commercial application;

•our ability to maintain our proprietary interest in our patented and patent-pending intellectual property and related technical information licensed to third parties;

•intellectual property or related data being subject to damage or theft;

•our ability to maintain relationships and meet our obligations with significant investors or attract future investors or strategic partners;

•our ability to obtain additional financial resources on acceptable terms or at all, in order to (i) develop and maintain our assets, (ii) progress and finalize our planned demonstration plant, (iii) conduct our strategic plans, including our Bear Lodge REE Project’s activities and (iv) maintain our general and administrative expenditures at appropriate levels;

•increased costs affecting our financial condition;

•the potential liquidation or sale of part or all of the Company’s assets and the possible loss by investors of part or all of their investment;

•the fact that certain activities, including equity and debt financing activities, which may be undertaken by the Company will require the prior approval of Synchron and possibly other shareholders of the Company;

•whether we deregister our common shares under the Exchange Act and/or list our common shares on another securities exchange;

•volatile mineral markets, including fluctuations in demand for, and prices of, rare earth products, including the potential impact of the Chinese-dominated rare earth market;

•our ability to secure financing, permit, license, construct and operate a planned demonstration plant and ability to incorporate the outcomes of the demonstration plant in our Bear Lodge REE Project or other processing and separation opportunities;

•the results of future feasibility studies with respect to the planned demonstration plant and the Bear Lodge REE Project;

•our ability to resume our currently suspended federal and state licensing and permitting efforts for the Bear Lodge REE Project in a timely and cost-effective manner, or at all;

•the permitting, licensing and regulatory approval process with respect to the exploration, development and operation of our Bear Lodge REE Project;

•mineral resource estimation;

•our ability to exercise our right to purchase certain non-mineral lands for waste rock storage and processing operations and the ability to acquire another location if necessary;

•delay from opposition to development of the planned demonstration plant or any of our Bear Lodge REE Project from third parties;

•establishing adequate distribution or sales channels to place our future suite of products;

•competition in the mining, rare earth and gold industries, including an increase in global supplies or predatory pricing and dumping by our competitors;

•technological advancements, substitutes, and the establishment of new uses and markets for rare earth products;

•the specific product(s) from our operations potentially having a limited number of customers, which could reduce our bargaining power, product pricing, and profitability;

•changes in government policies and future potential actions of the government with respect to the rare earth and mining industries;

•continued compliance with current environmental regulations and the possibility of new legislation, environmental regulations or license or permit requirements adverse to the mining industry, including measures regarding reclamation, water and air protection, land use and climate change;

•our dependence on and the potential difficulty of attracting and retaining key personnel, consultants and qualified management;

•any shortage of equipment and supplies;

•mining and resource exploration, development, processing and recovery being a potentially hazardous activity;

•operating in the resource industry, which can be highly speculative and subject to volatile market forces outside of our control;

•title to our properties or mining claims;

•insurance for our operations that could become unavailable, unaffordable or commercially unreasonable or exclude from coverage certain risks to our business;

•our land reclamation and remediation requirements;

•information technology system disruptions, damage or failures;

•effects of legislation or proposed legislation on the mining industry and our business;

•our executive officer, directors and consultants being engaged in other businesses;

•costs associated with any unforeseen litigation;

•enforcement of civil liabilities in the U.S. and elsewhere;

•our common shares continuing not to pay dividends;

•share price volatility;

•our securities, including in relation to both Company performance and general security market conditions;

•the OTCQB Venture Marketplace standards and the “penny stock” rules and the impact on trading volume and liquidity due to our listing on the OTCQB Venture Marketplace;

•tax consequences to U.S. shareholders related to our potential status as a “passive foreign investment company”; and

•other factors, many of which are beyond our control.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Our Business” and “Risk Factors” in this prospectus and any additional risks or uncertainties described in any prospectus supplements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

OUR BUSINESS

We are focused on demonstrating, through the construction and operations of a planned demonstration plant, the technical and economic feasibility of our proprietary recovery and separation technology and advancing the Bear Lodge REE Project located near the town of Sundance in northeast Wyoming. The Bear Lodge REE Project consists of several large, disseminated REE deposits and a proposed hydrometallurgical plant to be located near Upton, Wyoming. Additionally, we hold a 100% interest in the Sundance gold project (the “Sundance Gold Project”) that is adjacent to the Bear Lodge REE Project and contains a historical inferred mineral resource primarily composed of three gold targets within the area of the Bear Lodge property. As a result of our current focus on the Bear Lodge REE Project, advancement of the Sundance Gold Project has been on hold since 2011.

The Bear Lodge REE Project is one of the highest-grade REE deposits identified in North America and one of the highest-grade Eu deposits in the world. In addition, the Bear Lodge REE Project has a favorable distribution of the remaining critical rare earth elements. In our development efforts for the Bear Lodge REE Project, we have done extensive laboratory bench-scale and pilot plant testing on metallurgical processes to recover saleable rare earth products and have filed six patents on our metallurgical processing innovations. Among them is a rare earth separation technique that modifies conventional solvent extraction methods used for rare earth separation that promises to be more cost efficient and environmentally sound, involving minimal waste effluents discharged from the process.

During the first quarter of 2016, we placed the Bear Lodge REE Project under care-and-maintenance, and all permitting activities were suspended. Based on current permitting timetables and other factors, we anticipate that we could receive all permits and licenses for the Bear Lodge REE Project approximately 18 to 30 months after resuming permitting efforts, which efforts may be dependent upon the success of our planned demonstration plant.

Our near-term focus is on the progression of the planned demonstration plant. Assuming the demonstration plant operation is successful, we plan to evaluate the feasibility of processing and separating REE from the Bear Lodge REE Project as well as other sources.

Once the decision to resume the Bear Lodge REE Project mine development activities is made, our plan is to advance engineering in preparation for the FS, including an evaluation of a potential modular approach to development beginning with a smaller initial production facility which would then be scaled up. Our ability to begin construction activities on the Bear Lodge REE Project will be subject to various factors including: (i) the availability of adequate capital, (ii) results of a planned demonstration plant, (iii) a positive FS, (iv) securing off-take customers at adequate prices, (v) obtaining necessary permits and licenses, and (vi) approval from our board of directors.

The Bear Lodge REE Project deposit is located near excellent mining infrastructure, including good road access and power lines within two kilometers of the property. The Bear Lodge REE Project site is 100 kilometers east of Gillette, Wyoming, a major infrastructure, support, and logistics center for coal mines in the Powder River Basin that should provide for ready access to the required production supplies and materials as well as skilled labor. Additionally, the deposit is situated only 64 kilometers from the nearest railhead at Upton, Wyoming, where the proposed hydrometallurgical plant is planned to be sited, allowing access to major distribution channels via the adjacent railhead.

The Company was incorporated under the laws of the Province of British Columbia, Canada on June 3, 1999 as Spartacus Capital Inc. We are currently governed under the Business Corporations Act (British Columbia) (the “BCA”). Our executive office address is P.O. Box 271049, Littleton, Colorado 80127. The telephone number for our executive office is (720) 278-2460. We maintain a corporate website at www.rareelementresources.com.

Originally organized as a “capital pool” company whose activities were focused on the identification and completion of a qualifying transaction as required by the rules of the TSX Venture Exchange, we transitioned to a “venture company” on July 25, 2003, coincident with (1) the completion of a reverse takeover acquisition of Rare Element Holdings Ltd. (the qualifying transaction), (2) a name change of “Spartacus Capital Inc.” to “Rare Element Resources Ltd.,” and (3) the completion of a private placement. The Company’s main assets include its proprietary rare earth processing and separation technology and its 100% interest in a group of unpatented mining claims and repurchase rights to adjacent private property, together known as the Bear Lodge Property, owned through its wholly owned subsidiary, Rare Element Resources, Inc., a Wyoming corporation.

We have one direct wholly owned subsidiary, incorporated under the laws of British Columbia, Canada in 1996 under the name “Rare Element Holdings Ltd.” That subsidiary has one direct wholly owned subsidiary, Rare Element Resources, Inc., incorporated in 1997 in the state of Wyoming, USA, formerly known as Paso Rico (USA), Inc.

Our common shares trade on the OTCQB Venture Marketplace under the symbol “REEMF.”

Recent Corporate Developments

In the first quarter of 2021, we focused on continuing the confirmation and enhancement of our proprietary technology for rare earth processing and separation through pilot testing conducted by Umwelt-und Ingenieurtechnik GmbH Dresden (“UIT”), an affiliate of General Atomic Technologies Corporation (“General Atomics”) and Synchron, under a new agreement. We expect pilot testing to be completed during the second or early in the third quarter of 2021, with results to be incorporated into a planned demonstration plant, as described below.  However, should additional funding as described below not be secured, these plans may be deferred to a later date.

During the second and third quarters of 2021, we expect to further the plans for the planned demonstration plant, including (i) completing further piloting to optimize certain process steps and scale-up design criteria, (ii) confirming operating and capital cost estimates, (iii) finalizing the pre-award negotiations with the DoE for the financial award described below, and (iv) securing additional funding.

Further, in 2021, we have continued to monitor the general U.S. political climate and actions taken by the U.S. government to secure a domestic, non-Chinese, rare earth supply chain. The U.S. federal government issued two Presidential Executive Orders in 2017 to encourage and support the establishment of a domestic rare earth supply chain and to strengthen the defense industrial base with respect to critical minerals including rare earths. In June 2019, the Department of Commerce released its report entitled “Federal strategy to ensure secure and reliable supplies of critical minerals.” This was followed by five U.S. Presidential Determinations on July 22, 2019 directed to the Secretary of Defense. One Presidential Determination declared that “the domestic production capability for Rare Earth Metals and Alloys is essential to the national defense.” These initiatives have increased the federal government’s level of interest in the rare earth industry and our potential rare earth products as a critical upstream segment of the supply chain, particularly considering Chinese dominance in the global rare earth market. In addition, COVID-19 has further focused the U.S. government on the importance of implementing secure domestic supply chains, including for rare earths, leading to a further Presidential Executive Order issued in February 2021 calling for the strengthening of America’s supply chains, specifically requiring the Department of Defense to (i) submit a report identifying “risks in the supply chain of critical minerals and other strategic materials including rare earth elements” and (ii) make policy recommendations to address the risks. As a result, we are participating in these initiatives as they are critical to the United States’ production of rare earth magnets to support the manufacturing of, among other things, defense technologies, electric vehicles, wind turbines, automobiles, consumer electronics, and oil refining equipment.

In January 2021, we received notice from the DoE that the Company, as a member of a consortium of companies, had been selected for negotiation of a potential financial award for the engineering, construction and operation of a rare earth separation and processing demonstration plant. The consortium of companies, which includes the Company, General Atomics, an affiliate of Synchron, and certain of its affiliates, and LNV, an Ardurra Group, Inc. company, as engineering and construction subcontractor, had submitted a formal proposal to the DoE in response to a published Funding Opportunity Announcement in mid-2020 for the construction and operation of a rare earth separation and processing plant utilizing proprietary technology to produce commercial grade products. The DoE funding, if finalized, is in the amount of $21.9 million and represents approximately one-half of the total estimated costs for the project and is contingent upon the negotiation of definitive documents. It is our intent that the planned demonstration plant will process the already stockpiled high-grade material from the Bear Lodge REE Project. We expect to complete pre-award negotiations late in the second quarter or early in the third quarter of 2021.

In response to the COVID-19 pandemic, we have implemented travel restrictions, both domestically and internationally, and our employee and consultants have abided by government guidance and orders. As a result, we have seen delays in the pilot plant studies being conducted by UIT that have slowed the progression of the planned test work. Although the slower progression is not material to our plans at this time, any continued impact may be material to the completion of the test work planned for this year and our ability to progress our current business plans. Additionally, the economic downturn triggered by COVID-19 and resulting direct and indirect negative impact to us cannot be fully determined but could have a prospective material impact to our future activities, cash flows and liquidity. Further, it is unknown what, if any, impact COVID-19 and resulting economic slowdown will have on rare earth prices and market supply and demand fundamentals.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

Debt securities will in most cases be unsecured debt of the Company.

The debt securities will in most cases be unsecured debt of the Company and, in some cases, will rank equally in right of payment with all other existing and future unsecured debt of the Company. The debt securities will effectively be, in some cases, subordinated to all existing and future secured debt of the Company to the extent of the assets securing such debt. If the Company is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including if applicable, the debt securities. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities.

There is no existing trading market for the senior or subordinated debt securities, warrants, or units.

There is no existing trading market for the senior or subordinated debt securities, units or warrants. As a result, there can be no assurance that a liquid market will develop or be maintained for those securities, or a purchaser will be able to sell any of those securities at a particular time (if at all). The Company may not list the senior or subordinated debt securities, units or warrants on any securities exchange. The liquidity of the trading market in those securities, and the market price quoted for those securities, may be adversely affected by, among other things:

•changes in the overall market for those securities;

•changes in the financial performance or prospects of the Company;

•changes or perceived changes in our creditworthiness;

•the prospects for companies in our industry generally;

•the number of holders of those securities;

•the interest of securities dealers in making a market for those securities; and

•prevailing interest rates.

Resales of our common shares in the public market following an offering may cause the trading price to fall.

Resales of a substantial number of our common shares could depress the trading price of our common shares. An offering of new common shares could result in resales of our common shares by our current shareholders concerned about the potential dilution of their holdings. If our shareholders sell substantial amounts of our common shares in the public market following an offering, the trading price of our common shares could fall.

If you purchase our common shares in an offering, you may experience immediate dilution.

Because the price per share of our common shares being offered may be higher than the book value per share of our common shares, you may suffer immediate and substantial dilution in the net tangible book value of our common shares you purchase in an offering. The issuance of additional common shares in future offerings could be dilutive to shareholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our common shares in the future and those options, warrants or other securities are exercised, converted or exchanged, shareholders may experience further dilution.

The Company’s management will have certain discretion in the use of proceeds.

The Company’s management will have certain discretion concerning the use of proceeds of an offering under any prospectus supplement as well as the timing of the expenditure of the proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering under any prospectus supplement. Management may use the net proceeds of any offering under any prospectus supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.

RATIO OF EARNINGS TO FIXED CHARGES

As of the date of this prospectus, we have had no fixed charges, as defined by Item 503(b) of Regulation S-K, during the reportable periods, and we have experienced only operating losses during those periods. Accordingly, no ratios are shown herein, and no computation of the ratio of earnings to fixed charges is attached as an exhibit hereto.

USE OF PROCEEDS

The net proceeds to us from any offering of securities, the proposed use of those proceeds and the specific business objectives which we expect to accomplish with such proceeds will be set forth in the applicable prospectus supplement relating to that offering. Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes.

Pending the use of available funds outlined above, we intend to invest the net proceeds in an interest bearing account.

PLAN OF DISTRIBUTION

We may offer the securities directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•the offeror(s) of the securities;

•the terms of the securities to which the prospectus supplement relates;

•the name or names of any underwriters;

•the purchase price of the securities and the proceeds to be received from the sale;

•any underwriting discounts and other items constituting underwriters’ compensation; and

•any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act and in compliance with applicable Canadian securities laws, which includes sales made directly on an existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.

Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of securities other than the common shares will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such securities.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

We may issue senior notes under a senior indenture to be entered into among us and a trustee to be named in the senior indenture. We may issue subordinated notes under a subordinated indenture to be entered into among us and a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. Unless otherwise specified in the applicable prospectus supplement, the indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment; because, the indenture, and not this section, defines your rights as a holder of debt securities.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.

General

The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•the title of the debt securities;

•any limit upon the aggregate principal amount of the debt securities;

•the date or dates, or the method of determining the dates, on which the debt securities will mature;

•the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;

•if a debt security is issued with original issue discount, the yield to maturity;

•the places where payments may be made on the debt securities;

•any mandatory or optional redemption provisions applicable to the debt securities;

•any sinking fund or analogous provisions applicable to the debt securities;

•whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•whether the debt securities will be senior or subordinated;

•any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

•any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

•if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•the method of determining the amount of any payments on the debt securities which are linked to an index;

•whether the debt securities will be issued in fully registered form without coupons;

•whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form;

•whether the debt securities will be convertible into or exchangeable for common shares or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and

•any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities, and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000. Debt securities may bear legends required by United States federal tax law and regulations.

If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by us or on our behalf for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States or Canada for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States or Canada for the subordinated debt securities.

In the event of any redemption in part of any class or series of debt securities, we will not be required to:

•issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on the day of mailing of the relevant notice of redemption; or

•register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent.

Global Securities

A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Definitive Global Securities

Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

Ownership of book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the book-entry debt securities. Owners of book-entry debt securities:

•will not be entitled to have the debt securities registered in their names;

•will not be entitled to receive physical delivery of the debt securities in definitive form; and

•will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer book-entry debt securities.

We expect that the depositary for book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

Consolidation, Merger, Sale or Conveyance

We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our properties and assets to another person provided that the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures.

The remaining or acquiring person will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on our ability to merge into, consolidate with, or convey or transfer all or substantially all of our properties and assets to, another person.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture, which will described in the applicable prospectus supplement. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers’ certificate and an opinion of counsel that state that the required conditions have been satisfied.

Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we affect a legal defeasance, some of our obligations will continue, including obligations to:

•maintain and apply money in the defeasance trust,

•register the transfer or exchange of the debt securities,

•replace mutilated, destroyed, lost or stolen debt securities, and

•maintain a registrar and paying agent in respect of the debt securities.

The indentures specify the types of U.S. government obligations that we may deposit, which will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as may be set forth in the applicable prospectus supplement, each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

•failure to pay interest on any debt security of the class or series for 90 days when due;

•failure to pay the principal or any premium on any debt securities of the class or series when due;

•failure to make any sinking fund payment when due;

•failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and

•occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

If any event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of the debt securities of that series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders of debt securities, considered as a group, in any material respect.

We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

•change the stated maturity of any debt security;

•reduce the principal, premium, if any, or rate of interest on any debt security; or

•reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture.

Notices

Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Replacement of Securities Coupons

Debt securities or coupons that have been mutilated will be replaced by us at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by us at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to us and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and us before a replacement debt security will be issued.

Concerning the Trustees

We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

The senior debt securities will rank equally with all of our other unsecured and non-subordinated debt.

Certain Covenants in the Senior Indenture

The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by us and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by us includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include any of our obligations to our subsidiaries.

The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if we or the subordinated trustee receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90-day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

In the event that we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into common shares or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common shares or other securities, property or assets you would receive would be issued or delivered.

DESCRIPTION OF COMMON SHARES

We are authorized to issue an unlimited number of common shares, without par value. As of April 30, 2021, we had 105,308,445 common shares issued and outstanding. All common shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets.

Dividend Rights

Holders of common shares are entitled to receive such dividends as may be declared from time to time by our board of directors, in its discretion, out of funds legally available therefor.

Voting Rights

Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.

Election of Directors

In accordance with the BCA, directors are elected by a plurality of the votes cast by the holders of our common shares in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Liquidation

Upon liquidation, dissolution or winding up of the Company, holders of common shares are entitled to receive pro rata the assets of the Company, if any, remaining after payments of all debts and liabilities.

Redemption

No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

Other Provisions

Changes to Authorized Share Structure

Under Article 9 of the Company’s Articles, subject to Article 9.2 and the BCA, the Company may by ordinary resolution:

•create one or more classes or series of shares or, if none of the shares of a series of a class or series of shares are allotted or issued, eliminate that class or series of shares;

•increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

•if the Company is authorized to issue shares of a class or shares with par value, (i) decrease the par value of those shares, or (ii) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

•alter the identifying name of any of its shares; or

•otherwise alter its share or authorized share structure when required or permitted to do so by the BCA.

Subject to the BCA, the Company may by ordinary resolution:

•create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued;

•vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

•change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value.

Subject to Article 9.2 of the Company’s Articles and the BCA, the Company may by resolution of the directors subdivide or consolidate all or any of its unissued, or fully paid issued, shares.

General

You should read the prospectus supplement relating to any offering of common shares, or of securities convertible, exchangeable or exercisable for common shares, for the terms of the offering, including the number of common shares offered, any initial offering price and market prices relating to the common shares.

This section is a summary and may not describe every aspect of our common shares that may be important to you. We urge you to read applicable British Columbia law and our Articles, because they, and not this description, define your rights as a holder of our common shares. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common shares or other securities. Warrants may be issued independently or together with debt securities, common shares or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

You should refer to the provisions of the warrant agreement that will be filed with the SEC and any other applicable securities commissions or similar regulatory authorities in connection with the offering of warrants for the complete terms of the warrant agreement.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, common shares, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•the designation and terms of the units and the securities included in the units;

•any provision for the issuance, payment, settlement, transfer or exchange of the units;

•the date, if any, on and after which the units may be transferable separately;

•whether we will apply to have the units traded on a securities exchange or securities quotation system;

•any material Canadian and/or United States federal income tax consequences; and

•how, for Canadian and/or United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

LEGAL MATTERS

Fasken Martineau DuMoulin LLP of Toronto, Ontario, Canada has provided its opinion on the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements as of December 31, 2020 and for the year then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet of the Company as of December 31, 2019, and the consolidated statements of operations, shareholders’ equity, and cash flows of the Company for the year ended December 31, 2019 have been incorporated by reference herein in reliance upon the report of Plante & Moran, PLLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

RARE ELEMENTS RESOURCES LTD.

$75,000,000

Senior Debt Securities

Subordinated Debt Securities

Common Shares

Warrants

Units

________________

PROSPECTUS

________________

May 19, 2021